Exhibit 10.1

ASSIGNMENT AND AMENDING AGREEMENT

THIS AGREEMENT, dated for reference the 29th day of May, 2025 (the “Effective Date”),

AMONG:

BTG ENERGY Corp., a corporation existing under the laws of the Province of Alberta

(“BTG Energy”)

AND:

BTG POWER Corp., a corporation existing under the laws of the Province of Alberta

(“BTG Power”)

AND:

West Lake Energy Corp., a corporation existing under the laws of the Province of Alberta

(“West Lake”, and together with BTG Power and BTG Energy, the “Vendors”)

AND:

2703444 ALBERTA LTD., a corporation existing under the laws of the Province of Alberta

(the “Purchaser” or the “Assignee”)

AND:

2670786 ALBERTA LTD., a corporation existing under the laws of the Province of Alberta

(“2670786”)

AND:

GRYPHON DIGITAL MINING, INC., a corporation existing under the laws of the State of Delaware

(“Gryphon” and together with 2670786, the “Assignors”)

(Gryphon and 2670786, solely with respect to Articles 3 through 14 (inclusive))

WHEREAS the Vendors and the Assignors entered into a Share and Unit Purchase Agreement, dated January 8, 2025, as amended (the “Original Securities Purchase Agreement”), relating to the purchase by 2670786 of the Purchased Interests (as defined in the Original Securities Purchase Agreement);

AND WHEREAS pursuant to and in accordance with the Original Securities Purchase Agreement, 2670786 and certain underwriters at Lloyd’s Underwriters are parties to a representations and warranties insurance policy (TLN0040253888) (the “RW Insurance Policy”).

AND WHEREAS pursuant to Section 12.07 of the Original Securities Purchase Agreement, the Assignors may assign their rights and obligations under the Original Securities Purchase Agreement with the prior written consent of the Vendors;

AND WHEREAS the Assignors have each agreed to assign to the Assignee, and the Assignee has agreed to accept from each of the Assignors, all of the Assignors' respective rights, obligations and interest in and to, and all of the respective benefits of the Assignors (including, without limitation, the Cash Deposits and the RW Insurance Policy) under, the Original Securities Purchase Agreement and the Assignee has agreed to assume, perform and discharge the respective obligations and liabilities of each of the Assignors under the Original Securities Purchase Agreement and any and all ancillary agreements to which the Assignors may be contemplated as a party under the Original Securities Purchase Agreement (collectively, the “Assignment”);

AND WHEREAS the parties wish to amend the Original Securities Purchase Agreement as provided for in this assignment and amending agreement (this “Agreement”);

AND WHEREAS the Vendors wish to consent to the Assignment, provided the Original Securities Purchase Agreement is amended to include the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the respective covenants of the parties and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties agree as follows:

1. DEFINITIONS

1.1 The following definitions are amended or deleted from the Original Securities Purchase Agreement:

(a)	“Business Day” is hereby deleted and replaced with the following:

““Business Day” means any day except Saturday, Sunday or any other day on which banks located in Calgary, Alberta are authorized or required by law to be closed for business.”

(b)	“Closing Date” in section 1.1(aaa) is hereby deleted and replaced with the following:

““Closing Date” means June 13, 2025 or such other date as may be agreed in writing by the Parties.”

(c)	“Closing Working Capital Statement”, “Disputed Amounts”, “Estimated Closing Working Capital”, “Estimated Closing Working Capital Statement”, “Independent Accountant”, “Resolution Period”, “Review Period” and “Statement of Objections”, each in section 1.1 are hereby deleted and replaced with the following:

“[Intentionally Deleted]”

(d)	“Confidentiality Agreement” in section 1.1(fff) is hereby deleted and replaced with the following:

““Confidentiality Agreement” means the Confidentiality Agreement between the Purchaser and Captus GP.”

(e)	“Current Assets” in section 1.1(iii) is hereby deleted and replaced with the following:

““Current Assets” means consolidated Cash and Securities, Accounts Receivable, and prepaid expenses and deposits of the Target Entities as of the Calculation Time, determined in accordance with ASPE consistently applied the whole calculated as of the Calculation Time, but does not include: (a) the portion of any prepaid expense of which the Purchaser will not receive the benefit following the Closing; and (b) deferred Tax assets.”

(f)	“Purchase Price” in section 1.1(yyyyy) is hereby deleted and replaced with the following:

““Purchase Price” has the meaning set forth in Section 2.02(a)”

1.2 The following definition is added at the end of section 1.01 of the Original Securities Purchase Agreement:

(a)	““Earn-Out Note” has the meaning set forth in Section 2.02(a).”

2. amendments

2.1 Section 2.02 of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“2.02 Purchase Price

(a)	The aggregate consideration payable by the Purchaser for the Purchased Interests shall be $24,000,000 (the “Purchase Price”) which shall be paid and satisfied as follows: (i) as to $17,000,000 (the “Cash Consideration”), payable to the Vendors allocated as 52.94% to BTG Power, 37.65% to BTG Energy and 9.41% to West Lake; and (ii) as to $7,000,000, by the Purchaser issuing promissory notes substantially in the form attached as Schedule “D” (each, an “Earn-Out Note”) in the principal amount of $5,600,000 to BTG Energy and in the principal amount of $1,400,000 to West Lake.

(b)	Captus GP acknowledges, on behalf of the Vendors, payment of the Cash Deposits as a deposit against the Cash Consideration.

(c)	If Closing does not occur on the Closing Date the Cash Deposits shall be dealt with in accordance with Section 11.02.

(d)	If Closing occurs on the Closing Date, the Cash Deposits shall be released by Captus GP to the Vendors and applied towards the payment of the Purchase Price. Any interest accrued on the Cash Deposits shall be paid by Captus GP to the Vendors prior to Closing (in the percentages set out above in 2.02(a)(i)) but shall not adjust the Cash Consideration.

(e)	The Purchase Price payable by the Purchaser shall be payable to the Vendors as follows:

(i)	52.94% of the Cash Consideration (the “BTG Power Cash Consideration”) to BTG Power for the BTG Power Purchased Shares;

(ii)	37.65% of the Cash Consideration (the “BTG Energy Cash Consideration”) and an Earn-Out Note to BTG Energy for the BTG Energy Purchased Interests; and

(iii)	9.41% of the Cash Consideration (the “West Lake Cash Consideration”) and an Earn-Out Note to West Lake for the West Lake Purchased Interests.”

2.2 Section 2.03(a)(i)(A) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“the BTG Power Cash Consideration, less 52.94% of the Cash Deposits, by wire transfer of immediately available funds to the accounts that have been designated in writing by BTG Power;”

2.3 Section 2.03(a)(ii)(A) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“the BTG Energy Cash Consideration, less 37.65% of the Cash Deposits, by wire transfer of immediately available funds to the accounts that have been designated in writing by BTG Energy;”

2.4 Section 2.03(a)(iii)(A) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“the West Lake Cash Consideration, less 9.41% of the Cash Deposits, by wire transfer of immediately available funds to the accounts that have been designated in writing by West Lake;”

2.5 Section 2.03(a)(iv)(A) and Section 2.03(a)(iv)(D) of the Original Securities Purchase Agreement are each hereby deleted and replaced with the following:

“[Intentionally Deleted]”

2.6 After Section 2.03(a)(iv)(G) of the Original Securities Purchase Agreement, the following Section 2.03(a)(iv)(H) is hereby added:

“the Earn-Out Notes and related security documents duly executed by Purchaser.”

2.7 Section 2.03(b)(ii)(G) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“[Intentionally Deleted]”

2.8 Section 2.06 of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“[Intentionally Deleted]”

2.9 The words “State of Delaware” in Section 5.10 of the Original Securities Purchase Agreement are hereby deleted and replaced with the following:

“the Province of Alberta”

2.10 Section 7.02(e) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“The Purchaser shall have received financing in an amount equal to the Cash Consideration.”

2.11 Each of Section 7.04(d) and Section 7.04(e) of the Original Securities Purchase Agreement are hereby deleted and replaced with the following:

“[Intentionally Deleted]”

2.12 After Section 7.02(f) of the Original Securities Purchase Agreement the following shall be added as Section 7.02(g) is hereby added:

“At the Calculation Time, the Closing Working Capital shall be zero or a positive number.”

2.13 Section 8.04(e) of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“[Intentionally Deleted]”

2.14 Section 11.02 of the Original Securities Purchase Agreement is hereby deleted and replaced with the following:

“In the event that this Agreement is terminated for any reason or the Closing does not occur, the Cash Deposits and all interest accrued thereon shall be forfeited by the Purchaser and retained by the Vendors.”

2.15 The addresses of the Purchaser or Parent and their counsel in Section 12.02 of the Original Securities Purchase Agreement are hereby deleted and replaced with the following:

“If to the Purchaser or Parent:

2703444 Alberta Ltd.

1250, 639 – 5th Ave. SW

Calgary, Alberta T2P 0M9

Attention: Dan Farb

Email:

with a copy to, which shall not constitute notice:

Tingle Merrett LLP

1250, 639 – 5th Ave. SW

Calgary, Alberta T2P 0M9

Attention: Scott Reeves

Email:

2.16 After Schedule “C” of the Original Securities Purchase Agreement, Schedule D – Form of Earn-Out Note is hereby added which will include the content of Schedule A attached hereto.

2.17 On and after the Effective Date, any reference to “this Agreement” in the Original Securities Purchase Agreement and any reference to the Original Securities Purchase Agreement in any other agreements will mean the Original Securities Purchase Agreement as amended by this Agreement.

3. assignment, ASSUMPTION AND CONSENT

3.1 As and from 12:01 a.m. (Calgary time) on the Effective Date, each of the Assignors hereby knowingly, irrevocably and unconditionally assigns, transfers, sets over and conveys to the Assignee all of their respective rights, obligations and interests in and to, and all benefits, obligations and liability under, or to be derived from, the Original Securities Purchase Agreement (including, without limitation, the Cash Deposits and the RW Insurance Policy) (collectively, the “Assigned Interest”), such that from and following such time, the Assignee shall be the purchaser for the purposes of the Original Securities Purchase Agreement.

3.2 The Assignee hereby accepts the Assignment set forth in Section 3.1 above and knowingly, irrevocably and unconditionally assumes, covenants and agrees that the Assignee will, at all times from and after the Effective Date, be bound by, observe, perform, pay, satisfy and discharge all of the terms, provisions, covenants, obligations and liabilities to be observed, performed, paid, satisfied and discharged by each of the Assignors as and when due under the Original Securities Purchase Agreement, as amended hereby, and any and all ancillary agreements to which either of the Assignors may be contemplated as a party under the Original Securities Purchase Agreement, including, but not limited to, 2670786’s indemnification obligations pursuant to Sections 9.08 and 10.08 of the Original Securities Purchase Agreement, it being the intent and purpose of the parties that the Assignee shall be a party to the Original Securities Purchase Agreement, as amended hereby, and any and all ancillary agreements to which the Assignors may be contemplated as a party under the Original Securities Purchase Agreement, in each case, as if the Assignee had originally been a party thereto in the place and stead of the Assignors, respectively. From and after the Effective Date, all references in the Original Securities Purchase Agreement (as amended by this Agreement) to “Purchaser,” “Gryphon” or “Parent” shall be deemed references to the Assignee.

3.3 The Vendors each consent to and acknowledge the Assignment.

4. Mutual release

4.1 Each of the Vendors, on the one hand, and each of the Assignors, on the other hand, hereby knowingly, unconditionally and irrevocably confirm and agree:

(a)	as of the Effective Date, each of the Vendors, on the one hand, and each of the Assignors, on the other hand, shall be released and discharged from all obligations (including, but not limited to, any obligations to make payments) and liabilities under the Original Securities Purchase Agreement and any and all ancillary agreements to which any of the Vendors, on the one hand, or either of the Assignors, on the other hand, may be contemplated as a party under the Original Securities Purchase Agreement (including, but not limited to, 2670786’s indemnification obligations pursuant to Sections 9.08 and 10.08 of the Original Securities Purchase Agreement) whatsoever that any has or may have in connection with the Original Securities Purchase Agreement, including any breach of a representation, warranty or covenant, and that the Assignors agree to the Release of each of the Vendors and each of the Vendors agree to the Release of each of the Assignors, and in the case of each of the Vendors shall only look to the Assignee for payment and all related liabilities in connection with the Original Securities Purchase Agreement;

(b)	that, other than pursuant to this Agreement, it has not assigned its rights or obligations under the Original Securities Purchase Agreement to any other Person and it does not have and has not assigned any Action in relation to any matter related to or arising from the Original Securities Purchase Agreement to any Person;

(c)	that, on behalf of itself and each Releasing Party, it will not file any Action nor permit or support any Person that seeks to do so or violate the terms or spirit of this Section 4 by bringing any Action against the Vendors, or any of them, on the one hand, and the Assignors, or either of them, on the other hand, in relation to any matter related to or arising from the Original Securities Purchase Agreement; and

(d)	that if such Releasing Party, or anyone by, through or under the Releasing Party commences or threatens to commence any Action in relation to any matter related to or arising from the Original Securities Purchase Agreement or this Agreement against any Releasee for or by reason of any matter to which the Release pertains, then this Agreement and the Release thereunder may be raised, without opposition, as an estoppel and complete bar to any such Action and consent to the Releasee obtaining an immediate full and final dismissal of such Action and the Releasing Party will be liable to the Releasee, or those affected, for the legal costs incurred in any such Action, on a substantial indemnity cost basis.

4.2 Each of the Vendors, on the one hand, and each of the Assignors, on the other hand, on behalf of itself and its present, former and future subsidiaries, affiliates, shareholders, officers, directors, employees, attorneys, partners, consultants, agents, predecessors in interests, successors and assigns (each, a “Releasing Party” and collectively, the “Releasing Parties”), do hereby knowingly, irrevocably and unconditionally release and forever discharge, in respect of each of the Assignors, each of the Vendors, on the one hand, and, in respect of each of the Vendors, each of the Assignors, on the other hand and, in each case, its past, present and future subsidiaries, affiliates, shareholders, officers, directors, employees, attorneys, partners, consultants, agents, predecessors in interest, successors and assigns (each, a “Releasee” and collectively, the “Releasees”), from any and all causes of action, demands, claims, contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature, kind and description whatsoever or howsoever arising, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, whether accrued, potential, inchoate, liquidated, contingent or actual, due or to become due, asserted or that might have been asserted which the applicable Releasing Parties, or any of them, now have, have ever had or may hereafter have, in respect of any cause, matter or thing arising out of or related to the Original Securities Purchase Agreement or the Assigned Interest (each, a “Release”). These Releases are not intended to and shall not release any claims based on, or arising out of enforcement of the express terms of this Agreement;

5. RELEASE BY ASSIGNEE

5.1 In partial consideration of the Assignors' execution of this Agreement, the Assignee, on behalf of itself and its present, former and future subsidiaries, affiliates, shareholders, officers, directors, employees, attorneys, partners, consultants, agents, predecessors in interests, successors and assigns (each, an “Assignee Releasing Party” and collectively, the “Assignee Releasing Parties”), hereby knowingly, irrevocably and unconditionally releases and forever discharges, the Assignors and their respective future, present and former subsidiaries, affiliates, shareholders, officers, directors, employees, attorneys, partners, consultants, agents, predecessors in interest, successors and assigns (each, an “Assignor Releasee” and collectively, the “Assignor Releasees”), from any and all causes of action, demands, claims, contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature, kind and description, whatsoever or howsoever arising, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, whether accrued, potential, inchoate, liquidated, contingent or actual, due or to become due, asserted or that might have been asserted which the Assignee Releasing Parties now have, have ever had or may hereafter have, in respect of any cause, matter or thing arising out of or related to the Original Securities Purchase Agreement or the Assigned Interest (the “Assignee Release”), except as pursuant to the Assignment Side Agreement among the Assignors, the Assignee, Harry Anderson, Paul Connolly, Mark Taylor and Steve Giacomin dated concurrently herewith (the “Side Agreement”) . This Assignee Release is not intended to and shall not release any claims based on, or arising out of enforcement of the express terms of this Agreement or the Side Agreement.

5.2 The Assignee, on behalf of itself and each Assignee Releasing Party, will not file any Action in any court, or administrative tribunal, nor permit or support any Person that seeks to violate the terms or spirit of this Agreement by bringing any Action against either of the Assignors in relation to any matters pertaining to the Assignee Release or any matters properly arising from them.

5.3 Each of the Assignee Releasing Parties covenants and agrees that if such Assignee Releasing Party makes any claim or commences or threatens to commence any claim against any Assignor Releasee for or by reason of any matter to which the Assignee Release pertains, then this Agreement and the Assignee Release hereunder may be raised, without opposition, as an estoppel and complete bar to any such claim. If, the Assignee or any Assignee Releasing Party or anyone by, through or under the Assignee files in any court or with any administrative tribunal any Action for any matter to which the Assignee Release pertains against either of the Assignors, then the Assignee hereby irrevocably consents to such Assignor Releasee relying on this Agreement and the Assignee Release hereunder, in each case without objection or reservation, to obtain an immediate full and final dismissal of such Action and (A) if such an Action is made, the Assignee covenants and agrees to save harmless and fully indemnify such Assignor Releasee for all liabilities, losses, damages, expenses and costs (including all legal fees and disbursements) in connection with such Action; and (B) the Assignee will be liable to such Assignor Releasee, or those affected, for the legal costs incurred in any such Action, on a substantial indemnity cost basis. The parties also hereby irrevocably consent to any such Action being fully and finally dismissed.

5.4 The Assignee hereby represents and warrants that it has not assigned any Action in relation to any matter related to or arising from the Original Securities Purchase Agreement to any Person.

5.5 The Assignee has procured from any shareholder or principal of the Assignee, and any of their respective heirs, executors, administrators and assigns and all entities in which such shareholders or principals control greater than 50% of the voting equity, a release in substantially the form as described in this Section 5.

6. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

6.1 Each of the Vendors represents, warrants and acknowledges to the other parties, and each of the other parties relies upon the same when entering into this Agreement, that:

(a)	this Agreement has been duly and validly executed and delivered by the Vendor and constitutes a valid and binding agreement of the Vendor enforceable in accordance with its terms, provided that enforcement hereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (Alberta);

(b)	the execution, delivery and performance of this Agreement and the performance of the Vendor of its obligations hereunder does not require the authorization, consent, approval or licence of any third person;

(c)	the Original Securities Purchase Agreement has not been assigned by the Vendor in favour of any other person;

(d)	despite any act of the Vendor, the Original Securities Purchase Agreement is good, valid and subsisting in respect of the Vendor and the covenants and conditions therein contained under the Original Securities Purchase Agreement have been duly observed and performed by the Vendor up to the Effective Date; and

(e)	the Vendor has good right, full power and absolute authority to make the Release in the manner aforesaid, according to the true intent and meaning of this Agreement.

6.2 Each of the Assignors, as applicable, represents, warrants and acknowledges to the other parties, and each of the other parties relies upon the same when entering into this Agreement, that:

(a)	this Agreement has been duly and validly executed and delivered by the Assignor and constitutes a valid and binding agreement of the Assignor enforceable in accordance with its terms, provided that enforcement hereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (Alberta);

(b)	subject to the Vendors' consent to assignment set forth in Section 3.3 of this Agreement, the execution, delivery and performance of this Agreement and the performance of the Assignor of its obligations hereunder does not require the authorization, consent, approval or licence of any third person;

(c)	the Original Securities Purchase Agreement has not been assigned by the Assignor in favour of any other person and the Assigned Interest is free and clear of all encumbrances, mortgage, charges, liens or security interests created by, through or under the Assignor;

(d)	despite any act of the Assignor, the Original Securities Purchase Agreement is good, valid and subsisting of the Assignor and the covenants and conditions therein contained under the Original Securities Purchase Agreement have been duly observed and performed by the Assignor up to the Effective Date; and

(e)	the Assignor has good right, full power and absolute authority to assign the Assigned Interest in the manner aforesaid, according to the true intent and meaning of this Agreement, free and clear of all liens, mortgages, charges and encumbrances of any kind whatsoever.

6.3 The Assignee represents, warrants and acknowledges to the other parties, and each of the other parties relies upon the same when entering into this Agreement, that:

(a)	this Agreement has been duly and validly executed and delivered by the Assignee and constitutes a valid and binding agreement of the Assignee enforceable in accordance with its terms, provided that enforcement hereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (Alberta);

(b)	the Assignee shall be responsible for any of Assignee’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and acknowledges that none of the Parent, the Purchaser nor any of their respective affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequences of the transactions contemplated by this Agreement. The Assignee acknowledges that it has reviewed the documents made available to the Assignee by the Parent;

(c)	the Assignee has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The Assignee has the power and authority to enter into, deliver and perform the Assignee’s obligations under this Agreement. The execution, delivery and performance by the Assignee of this Agreement are within the powers of the Assignee, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to the Assignee, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Assignee is a party or by which the Assignee is bound, and will not violate any provisions of the Assignee’s organizational documents;

(d)	the Assignee has good right, full power and absolute authority to make the Assignee Release in the manner aforesaid, according to the true intent and meaning of this Agreement; and

(e)	the Assignee (understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Assignor in entering into this Agreement.

6.4 All representations, warranties and acknowledgements set forth in this Agreement shall survive the Effective Date and shall continue in full force and effect for the benefit of and shall be binding upon the parties hereto.

7. DEFINED TERMS

Capitalized terms used but not otherwise defined in this Agreement (including the preamble and recitals hereto) shall have the meaning ascribed to those terms in the Original Securities Purchase Agreement.

8. NO FURTHER AMENDMENTS

All other terms and conditions of the Original Securities Purchase Agreement, except as amended herein, shall remain in full force and effect.

9. TIME

Time is of the essence in this Agreement.

10. FURTHER ASSURANCES

The parties agree to make, execute and deliver any and all further assurances or other documents necessary to give full force and effect to the meaning and intent of this Agreement.

11. GOVERNING LAW

This Agreement shall in all respects be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta and the federal laws of Canada applicable in Alberta.

12. ENUREMENT

This Agreement (including, but not limited to, the Assignment and the assumption of the obligations and liabilities under the Original Securities Purchase Agreement, as amended hereby, and any and all ancillary agreements to which the Assignors may be contemplated as a party under the Original Securities Purchase Agreement) enures to the benefit of and is binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

13. INDEPENDENT LEGAL ADVICE

13.1 Each Vendor acknowledges that it has been afforded the opportunity of receiving independent legal advice concerning this Release, and in the event that the Vendor has executed this Release without the benefit of independent legal advice, each Vendor fully understands the provisions of this Release and hereby waives the right to receive any such independent legal advice.

13.2 The Assignee acknowledges that it has been afforded the opportunity of receiving independent legal advice concerning this Assignee Release, and in the event that the Assignee has executed this Assignee Release without the benefit of independent legal advice, the Assignee fully understands the provisions of this Assignee Release and hereby waives the right to receive any such independent legal advice.

13.3 The Assignors acknowledge that they have been afforded the opportunity of receiving independent legal advice concerning this Release, and in the event that any Assignor has executed this Release without the benefit of independent legal advice, such Assignor fully understands the provisions of this Release and hereby waives the right to receive any such independent legal advice.

14. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original, faxed or delivered by way of electronic transmission and the parties adopt any signatures received by a receiving fax machine or electronically transmitted as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed or electronically transmitted.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BTG ENERGY Corp.

By:	/s/ Gable Gross
	Name:	Gable Gross
	Title:	Managing Partner

BTG Power Corp.

By:	/s/ Gable Gross
	Name:	Gable Gross
	Title:	Managing Partner

West Lake Energy Corp.

By:	/s/ Rob Cook
	Name:	Rob Cook
	Title:	Chief Financial Officer and Interim CEO

2703444 ALBERTA LTD.

By:	/s/ Dan Farb
	Name:	Dan Farb
	Title:	Director

2670786 ALBERTA LTD.*

By:	/s/ Steve Gutterman
	Name:	Steve Gutterman
	Title:	Director

GRYPHON DIGITAL MINING, INC.*

By:	/s/ Steve Gutterman
	Name:	Steve Gutterman
	Title:	Director

*solely with respect to Articles 3 through 14 (inclusive)

SCHEDULE “A”

FORM OF EARN-OUT NOTE